UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bilander Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1973248
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 2100 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-250804 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Explanatory Note

This Amendment No. 1 to Form 8-A is filed to amend and supplement the information set forth in the Form 8-A of Bilander Acquisition Corp. (the “Company”) (File No. 001-40426) filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2021.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of the Company. The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-253419) filed with the SEC on February 23, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on the Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 15, 2021

BILANDER ACQUISITION CORP.

By:	/s/ Scott W. Wagner
Scott W. Wagner
Chief Executive Officer